As filed with the Securities and Exchange Commission on January 24, 2006

                         Registration No. 333-__________
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             360 Global Wine Company
             (Exact Name of Registrant as Specified in Its Charter)

                             Incorporated in Nevada
         (State or other jurisdiction of incorporation or organization)

                                   98-0231440
                      (I.R.S. Employer Identification No.)

                 One Kirkland Ranch Road, Napa, California 94558
          (Address of Principal Executive Offices, including ZIP Code)

                           2005 SONOMA INDIVIDUAL PLAN
                            (Full Title of the Plan)

                      Joel Shapiro, Chief Executive Officer
                 One Kirkland Ranch Road, Napa, California 94558
            (Name, Address and Telephone Number of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

                                                                      PROPOSED               PROPOSED
            TITLE OF                              AMOUNT               MAXIMUM               MAXIMUM                 AMOUNT OF
          SECURITIES TO                            TO BE           OFFERING PRICE           AGGREGATE              REGISTRATION
          BE REGISTERED                         REGISTERED            PER SHARE             OFFERING PRICE              FEE
------------------------------------------------------------------------------------------------------------------------------------
  COMMON STOCK $0.001 par value                  6,060,606          $   0.033         $       200,000            $    648.48

------------------------------------------------------------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      We hereby incorporate by reference into this Registration Statement the following documents filed by us with the Securities and Exchange Commission (the "Commission"):

      (a) The description of the Registrant's Common Stock, which is contained in the Registration Statement on Form SB-2, as amended (File No. 333-127239), filed on December 22, 2005;

      (b) Our Annual Report on Form 10-KSB/A, for the year ended December 31, 2004, as filed on May 20, 2005;

      (c) A Current Report on Form 8-K, as filed on January 19, 2006;

      (d) A Current Report on Form 8-K, as filed on January 19, 2006;

      (e) A Current Report on Form 8-K, as filed on May 3, 2004, as amended on December 2, 2005;

      (f) A Current Report on Form 8-K, as filed on November 7, 2005;

      (g) A Current Report on Form 8-K, as filed on November 4, 2005;

      (h) A Current Report on Form 8-K/A, as filed on July 7, 2005, as amended on October 11, 2005;

      (i) A Current Report on Form 8-K, as filed on July 8, 2005;

      (j) A Current Report on Form 8-K, as filed on June 24, 2005;

      (k) A Current Report on Form 8-K, as filed on May 31, 2005;

      (l) A Current Report on Form 8-K, as filed on May 20, 2005;

      (m) A Quarterly Report on Form 10-QSB, for the quarter ended September 30, 2005, as filed on November 21, 2005;

      (n) A Quarterly Report on Form 10-QSB, for the quarter ended June 30, 2005, as filed on August 15, 2005;

      (o) A Quarterly Report on Form 10-QSB, for the quarter ended September 30, 2005, as filed on June 16, 2005;

      (p) A preliminary Schedule 14C, as filed on December 28, 2005; and

      (q) All other reports filed by us pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

      Our authorized capital consists of 100,000,000 shares of common stock, $.001 par value per share, and no shares of preferred stock. As of January 24, 2006, there were outstanding 51,786,392 shares of common Stock and no shares of preferred stock.

Common Stock

      The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. The holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors, in its discretion, from funds legally available therefore. Upon liquidation or dissolution, the holders of our common stock are entitled to receive, pro rata, assets remaining available for distribution to stockholders. Our common stock has no cumulative voting, preemptive or subscription rights and is not subject to any future calls. There are no conversion rights or redemption or sinking fund provisions applicable to shares of our common stock. All of the outstanding shares of our common stock are fully paid and nonassessable.

      The shares registered hereby are issuable in connection with bona fide services rendered to us by consultants, which services were not in connection the offer or sale of our securities in a capital-raising transaction and did not directly or indirectly promote or maintain a market for our securities.

Item 5. Interests of Named Experts and Counsel.

      Not applicable.

Item 6. Indemnification of Directors and Officers.

      Our Articles of Incorporation include provisions that limit the liability of our directors.

      Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

      Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

      (1) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest;

      (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

      (3) a transaction from which the director derived an improper personal profit; and

      (4) willful misconduct.

      Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

      (1) such indemnification is expressly required to be made by law;

      (2) the proceeding was authorized by our Board of Directors;

      (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

      (4) such indemnification is required to be made pursuant to the bylaws.

      Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

      Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC that such indemnification is against
public  policy  as  expressed  in  the   Securities   Act  and  is,   therefore,
unenforceable.

Item 7. Exemption from Registration Claimed.

      Not applicable.

Item 8. Exhibits.

Number      Description
------      -----------

*5.1 Opinion of Bryan Cave LLP regarding the validity of the securities being registered.

*23.1       Consent of David S. Hall, P.C., Independent Auditors.

*23.2       Consent  of Lopez,  Blevins,  Bork &  Associates,  LLP,  Independent
            Auditors.

*23.3       Consent of Marks Paneth & Shron LLP, Independent Auditors.

*23.4       Consent of Bryan Cave LLP (included in Exhibit 5.1).

*24.1       Power  of  Attorney   (included  on  the  signature   page  of  this
            Registration Statement).

------------

*  Filed herewith

Item 9. Undertakings.

      (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Napa, State of California, on January 24, 2006.


                                          360 GLOBAL WINE COMPANY


                                          By:      /s/ Joel Shapiro
                                                   -----------------------------
                                          Name:    Joel Shapiro
                                          Title:   Chief Executive Officer and
                                                   Director


                                          By:      /s/ Lynn Fetterman
                                                   -----------------------------
                                          Name:    Lynn Fetterman
                                          Title:   Chief Operating Officer and
                                                   Chief Financial Officer

      Each person whose signature appears below hereby constitutes and appoints Joel Shapiro and Lynn Fetterman, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental or regulatory authority), and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


By:/s/ Joel Shapiro                       Dated:  January 24, 2006
   -----------------------------------
   Name:    Joel Shapiro
   Title:   Chief Executive Officer and
            Director
   (Principal Executive Officer)


By:/s/ Lynn Fetterman                     Dated:  January 24, 2006
   -----------------------------------
   Name:    Lynn Fetterman
   Title:   Chief Financial Officer
   (Principal Accounting Officer)


By:/s/ Anthony J.A. Bryan                 Dated:  January 24, 2006
   -----------------------------------
   Name:    Anthony J.A. Bryan
   Title:   Non-Executive
              Chairman of the Board


By:/s/ Michael Jeub                       Dated:  January 24, 2006
   -----------------------------------
   Name:    Michael Jeub
   Title:   Director

                                  EXHIBIT INDEX
Exhibit
Number      Description
------      -----------

*5.1 Opinion of Bryan Cave LLP regarding the validity of the securities being registered.

*23.1       Consent of David S. Hall, P.C., Independent Auditors.

*23.2       Consent  of Lopez,  Blevins,  Bork &  Associates,  LLP,  Independent
            Auditors.

*23.3       Consent of Marks Paneth & Shron LLP, Independent Auditors.

*23.4       Consent of Bryan Cave LLP (included in Exhibit 5.1).

*24.1       Power  of  Attorney   (included  on  the  signature   page  of  this
            Registration Statement).